UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

Synergx Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-2941299
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

209 Lafayette Drive, Syosset, New York	11791
(Address of principal executive offices)	(Zip code)

Company's telephone number: (516) 433-4700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets

                As previously disclosed, Synergx Systems Inc. (the “Company”), Firecom, Inc. (“Firecom”) and FCI Merger Corp., a Delaware corporation and newly-formed wholly-owned subsidiary of Firecom (the “Merger Sub”), on January 22, 2010 entered into an Agreement and Plan of Merger (the “Merger Agreement”) and on March 19, 2010 entered into an amendment (the “Amendment”) to such Merger Agreement.

On July 27, 2010, at a special meeting of the Company’s stockholders (“Special Meeting”) held in New York, New York, the Company’s stockholders adopted the Merger Agreement, as amended, by the required vote as described in Item 5.07. On July 27, 2010, in accordance with the Merger Agreement and the Delaware General Corporation Law, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger and becoming a wholly-owned subsidiary of Firecom.

Item 3.03.   Material Modification to Rights of Security Holders.

     Under the terms of the Merger Agreement, each issued and outstanding share of the Company’s common stock (other than any shares owned by Firecom or Merger Sub, by the Company as treasury stock, or by any stockholders who are entitled to, and who properly exercise, appraisal rights under Delaware law) will be cancelled and will be converted automatically into the right to receive $0.70 in cash, without interest and less any applicable withholding taxes.

     The foregoing description of the Merger Agreement, Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, as amended. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2010 and the Amendment was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 25, 2010.

Item 5.01.   Changes in Control of Registrant.

     The information disclosed in Item 2.01 is hereby incorporated by reference.

     Upon the effective time of the Merger, (i) the Company became a wholly-owned subsidiary of Firecom and (ii) John A. Poserina, Harris Epstein and Ronald P. Fetzer resigned from the Company’s board of directors. The aggregate consideration paid in connection with the Merger for outstanding share of the Company’s common stock (other than any shares owned by Firecom or Merger Sub, by the Company as treasury stock, or by any stockholders who are entitled to, and who properly exercise, appraisal rights under Delaware law) was approximately $2.2 million, which amount was funded by Firecom.

Item 5.07.    Submission of Matters to a Vote of Security Holders

At the Special Meeting, the Company’s stockholders adopted the Merger Agreement, as amended.  As of the record date, June 25, 2010, there were 5,210,950 outstanding shares of the Company’s common stock (“Outstanding Shares”).

	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Vote
Adoption of Merger Agreement	3,804,267	151,731	11,508	N/A

Percentage of Outstanding Shares	73.01%	2.91%	0.22%	N/A

Item 8.01.    Other Events.

     On July 27, 2010, the Company issued a press release announcing that (i) at a special meeting of the Company’s stockholders held in New York, New York on July 27, 2010, its stockholders voted to adopt the Merger Agreement, as amended, and (ii) subsequent to the Company’s stockholders’ adoption of the Merger Agreement, the parties consummated the Merger.

     A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.   Financial Statements and Exhibits.

     (d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNERGX SYSTEMS INC. (Registrant)

	By:	/s/ JOHN A. POSERINA
John A. Poserina,
Chief Financial Officer, Treasurer, Secretary, Vice President and Director (Principal Accounting and Financial Officer)
Dated: July 28, 2010

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release, dated July 27, 2010

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